Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453
Telephone:	781-250-0111
Telefax:	781-250-0115

CONTACT:

Laura L. Whitehouse

VP, Market Development

(781) 419-1812

Repligen Reports Preliminary Financial Results for the Quarter and Nine-Month Fiscal Period Ended December 31, 2011

Conference Call Today 10 a.m. EST

WALTHAM, MA – February 21, 2012 – Repligen Corporation (NASDAQ: RGEN) today reported preliminary financial results for the quarter and nine-month fiscal period ended December 31, 2011. These results reflect significant accomplishments of the Company during the period, highlighted by the completion of our acquisition of Novozymes Biopharma Sweden AB on December 20, 2011 and the successful filing of the Company’s first new drug application (NDA) for SecreFlo™ on December 21, 2011. These preliminary results include estimates of the results of operations from December 21-31, 2011 for our new subsidiary Repligen Sweden AB (previously Novozymes Biopharma Sweden AB), but excludes any purchase accounting adjustments associated with the acquisition. The Company was able to acquire the net assets of Novozymes Biopharma Sweden AB at a purchase price significantly below the fair market value of the acquired net assets and thus the Company anticipates recording a gain on bargain purchase once purchase accounting is completed.

Total revenue for the quarter ended December 31, 2011 is expected to be approximately $7.2 million compared to total revenue of $7.1 million for the quarter ended December 31, 2010. Bioprocessing product revenue for the quarter ended December 31, 2011 is anticipated to be $3.1 million, the same as bioprocessing revenue for the quarter ended December 31, 2010. Royalty and research revenue for the quarter ended December 31, 2011 is expected to be approximately $4.1 million compared to $3.9 million for the quarter ended December 31, 2010. Repligen Sweden AB did not record material revenues during the post-acquisition period as the transaction closed just prior to year end.

Operating expenses for the quarter ended December 31, 2011 are expected to be in the range of $9.2 to $9.7 million compared to operating expenses of $6.8 million for the quarter ended December 31, 2010. Net loss for the quarter ended December 31, 2011, before accounting for any potential gain on acquisition, is expected to be in the range of $2.0 to $2.5 million, compared to net income of $376,000 for the quarter ended December 31, 2010.

The net loss and the increase in operating expenses were the result of $2.7 million of one-time expenditures including approximately $1.7 million of transaction costs and $0.5 million of operating costs related to the acquisition of Repligen Sweden AB, an acquisition that is expected to more than double product revenue in 2012. In addition, the Company incurred $0.5 million related to the filing of a new drug application (NDA) for SecreFlo™, a pancreatic imaging agent that is currently under review by the FDA.

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Repligen Reports Preliminary Financial Results for the Quarter and Nine-Month Fiscal Period Ended Dec. 31, 2011

For the nine-month fiscal period ended December 31, 2011, total revenue is expected to be approximately $23.4 million compared to $21.4 million for the nine-month period ended December 31, 2010. Operating expenses for the nine-month fiscal period ended December 31, 2011 are anticipated to be in the range of $25.0 to $25.6 million compared to $19.7 million for the nine-month period ended December 31, 2010. Net loss for the nine-month fiscal period ended December 31, 2011, before accounting for any anticipated gain on bargain purchase but including the $2.7 million in one-time expenditures noted above, is expected to be in the range of $1.4 to $1.9 million, compared to net income of $2.0 million for the nine-month period ended December 31, 2010.

Cash, cash equivalents and marketable securities as of December 31, 2011 are expected to be approximately $36.0 million compared to $61.5 million as of March 31, 2011. The decrease is primarily due to the Company’s December 20, 2011 acquisition of Novozymes Biopharma Sweden AB for $22.7 million (€17 million) in an all cash transaction.

“The events of this past quarter were exceptionally positive for Repligen, highlighted by our strategic acquisition of Novozymes Biopharma Sweden AB and the submission of the Company’s first NDA for the potential approval of SecreFlo™ for pancreatic imaging,” said Walter C. Herlihy, Ph.D., President and Chief Executive Officer of Repligen. “I believe that these achievements position the organization for sustainable growth moving forward.”

Dr. Herlihy continued, “Looking forward to 2012, we expect the addition of Repligen Sweden AB to approximately double our bioprocessing revenues. Our bioprocessing business will be further enhanced by the commercial launch in February of a new, expanded line of pre-packed Opus™ chromatography columns. In the area of diagnostic imaging, the acceptance for filing of our SecreFlo™ NDA with priority review represents a critical first step towards our goal of building an imaging franchise.”

Corporate Update

Bioprocessing Business Integration and Diversification

Effective December 20, 2011, we completed the acquisition of Novozymes Biopharma Sweden AB, advancing toward our goal of transitioning from a development stage company to an integrated, commercially focused organization. The acquisition elevates Repligen to a world-leading supplier of products for manufacturing biologic drugs. We expect bioprocessing revenues for the combined company be approximately $37 to $39 million and total revenues to reach $50 million for the twelve-month fiscal year ending December 31, 2012. We are in the process of integrating Repligen Sweden AB personnel and operations with Repligen’s U.S. operations and expect to realize overall operational efficiencies and economies in the second half of 2012 as a result of our combined efforts.

Repligen’s bioprocessing business delivers high value consumables to the biologics and monoclonal antibody markets. In addition to providing Protein A and growth factors to these markets, we can benefit from rising market demand for single-use biomanufacturing technologies, which can reduce operating expenses by decreasing production time and increasing GMP facility flexibility. We have responded to customers’ requests by developing a new line of pre-packed, “plug-and-play” chromatography columns under our current Opus™ brand. In February 2012, we plan to commercially launch these larger-scale Opus™ products that are suitable for the production of clinical trial material

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Repligen Reports Preliminary Financial Results for the Quarter and Nine-Month Fiscal Period Ended Dec. 31, 2011

and niche commercial products such as orphan biologics. We estimate the total chromatography market for clinical stage biologics to be approximately $100 million.

SecreFlo™ for Pancreatic Imaging

As announced this morning in an accompanying press release, Repligen has received notification from the U.S. Food and Drug Administration (FDA) that our SecreFlo™ NDA, submitted on December 21, 2011, has been accepted for filing with Priority Review designation. Under the Prescription Drug User Fee Act (PDUFA), the FDA’s goal for completing a Priority Review and delivering a decision on marketing approval is reduced to six months compared to ten months for a Standard Review. The FDA has assigned a PDUFA goal date of June 21, 2012 to the SecreFlo™ NDA. Priority review of the NDA for SecreFlo™ is based on the FDA’s recognition of the need for safer, noninvasive alternatives to the diagnostic use of endoscopic retrograde cholangiopancreatography (ERCP), a potentially harmful endoscopic procedure used to evaluate abnormalities of the pancreas.

SecreFlo™ was previously granted Fast Track designation by the FDA and also has Orphan Drug status, which qualifies Repligen to receive seven years of U.S. marketing exclusivity for SecreFlo™, if approved. The Company is also planning to file a marketing authorization application (MAA) for SecreFlo™ in the EU during the first quarter of 2012.

Our SecreFlo™ NDA was submitted to the FDA based on positive outcomes from the re-read of our Phase 3 clinical study, as detailed in the aforementioned press release titled “Repligen Announces FDA Grant of Priority Review for SecreFlo™ NDA”.

Contingent on FDA approval, we plan to employ a targeted sales force to market SecreFlo™ in the U.S. and to identify marketing partners and distributors for territories outside of the U.S. We estimate the market opportunity for SecreFlo™ in the U.S. and EU to be approximately $100 million for the initial pancreatitis indication.

A pilot study is currently being conducted to evaluate the ability of SecreFlo™ to improve the detection and characterization of pancreatic cancer in combination with contrast-enhanced MRI and computed tomography (CT). Early detection of pancreatic cancer can increase identification of patients who are candidates for surgery and may improve patient outcomes. We expect to report initial results from this study during the first half of 2012.

Orphan CNS Drugs

We are developing two central nervous system (CNS) therapies, RG3039 and RG2833, for Spinal Muscular Atrophy (SMA) and Friedreich’s ataxia (FA), respectively. Both SMA and FA are serious and debilitating neurodegenerative diseases typically diagnosed in childhood and each is characterized by a defect in a single gene that results in diminished production of a key protein. RG3039 is currently in a Phase 1 study involving healthy volunteers, with no serious adverse events reported to date. We are also preparing to initiate Phase 1 studies of RG2833 in patients with FA. There are approximately 20,000 patients in the U.S. and Europe with SMA and 15,000 patients with FA worldwide, a combined market opportunity of greater than $1 billion. We are currently engaged in partnering discussions with companies that could accelerate the global development of our CNS programs as we focus on near-term commercial opportunities within our bioprocessing and diagnostic imaging businesses.

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Repligen Reports Preliminary Financial Results for the Quarter and Nine-Month Fiscal Period Ended Dec. 31, 2011

Change in Fiscal Year

We have implemented a change to our financial reporting periods to make our fiscal year consistent with the calendar year moving forward. Historically, our fiscal year end has been March 31 and it will be December 31 beginning with the year ended December 31, 2011. This change allows for more standard marketplace assessment of Repligen’s business performance. The Company’s fiscal quarters will now end on the last days of March, June, September and December.

Repligen will report audited financial results for the nine-month transitional fiscal year (April 1, 2011 – December 31, 2011) in March 2012. The Transitional Annual Report on Form 10-KT will include applicable Repligen Sweden AB financial data for the December 21 – 31, 2011 post-acquisition period.

Annual Meeting of Stockholders

Repligen’s Annual Meeting of Stockholders will be held on Thursday, May 24, 2012 at Repligen’s corporate headquarters in Waltham, MA.

Conference Call

Dr. Walter C. Herlihy, President and Chief Executive Officer of Repligen will host a conference call and webcast today, Tuesday, February 21 at 10 a.m. EST to discuss the financial results for the quarter and nine-month fiscal year ended December 31, 2011 and business updates. This call is being webcast by Thomson/CCBN and can be accessed via Repligen’s website at www.repligen.com. If you are unable to access the webcast, you may listen live by calling 800.659.2037 for domestic calls and 617.614.2713 for international calls. Participants must provide the following passcode: 95366975. For those who cannot participate in the live conference call, an archive of the audio webcast will be available shortly after the call on Repligen’s website www.repligen.com. You may also access the audio archive by dialing 888.286.8010 for domestic calls and 617.801.6888 for international calls and provide the following passcode: 84021465.

About Repligen Corporation

Repligen Corporation is a leading supplier of critical biologic products used to manufacture biologic drugs. Repligen also applies its expertise in biologic product development to SecreFlo™, a synthetic hormone being developed as a novel imaging agent for the diagnosis of a variety of pancreatic diseases. In addition, the company has two central nervous system (CNS) rare disease programs in Phase 1 clinical trials. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested at www.repligen.com.

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements regarding future financial performance and position, synergies and revenue growth following Repligen’s acquisition of Novozymes Biopharma Sweden AB, Food and Drug Administration approval of RG1068, the possibility of seeking a collaboration partner for RG1068, RG3039 or RG2833, management’s strategy, plans and objectives for future operations, including the ability to increase revenue and expand the business through acquisition(s) and/or collaboration(s), plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property protection, product development, manufacturing plans and performance, projected changes in the size of our markets, our market share and product sales and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships; the integration and performance of Repligen Sweden AB; the market acceptance of our products; our ability to compete with larger, better financed pharmaceutical and biotechnology companies; new approaches to the treatment of our targeted diseases; our expectation of incurring continued losses; our uncertainty of product revenues and profits; our ability to generate future revenues; our ability to raise additional capital to continue our drug development programs; the

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Repligen Reports Preliminary Financial Results for the Quarter and Nine-Month Fiscal Period Ended Dec. 31, 2011

success of our clinical trials; our ability to develop and commercialize products; our ability to obtain required regulatory approvals; our compliance with all Food and Drug Administration regulations; our ability to obtain; maintain and protect intellectual property rights for our products; the risk of litigation regarding our intellectual property rights; our limited sales and manufacturing capabilities; our dependence on third-party manufacturers and value added resellers; our ability to hire and retain skilled personnel; our volatile stock price; and other risks detailed in Repligen’s annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

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